Exhibit 8 (a)

AIM Variable Insurance Funds, Inc. Amendment No. 1 to Participation Agreement

AMENDMENT NO. 1 TO

PARTICIPATION AGREEMENT

The Participation Agreement (the “Agreement”), dated as of April 30, 2004, by and among AIM Variable Insurance Funds, a Delaware trust (“AVIF”); A I M Distributors, Inc., a Delaware corporation; and C.M. Life Insurance Company, a Connecticut life insurance company (“LIFE COMPANY”), is hereby amended as follows:

WHEREAS, effective April 30, 2010, AIM Variable Insurance Funds was renamed AIM Variable Insurance Funds (Invesco Variable Insurance Funds). All references to AIM Variable Insurance Funds is hereby be deleted and replaced with AIM Variable Insurance Funds (Invesco Variable Insurance Funds);

WHEREAS, effective March 31, 2008, A I M Distributors, Inc. was renamed Invesco Aim Distributors, Inc. Effective April 30, 2010, Invesco Aim Distributors, Inc. was renamed Invesco Distributors, Inc. All references to A I M Distributors, Inc. and Invesco Aim Distributors, Inc. are hereby deleted and replaced with Invesco Distributors, Inc.

Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS

ALL SERIES I SHARES AND SERIES II SHARES OF AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)

SEPARATE ACCOUNTS UTILIZING THE FUNDS

ALL SEPARATE ACCOUNTS UTILIZING THE FUNDS

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

ALL CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective date: April 30, 2010

AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)

Attest:	/s/ Peter Davidson	By:	/s/ John M. Zerr
Name:	Peter Davidson	Name:	John M. Zerr
Title:	Assistant Secretary	Title:	Senior Vice President

INVESCO DISTRIBUTORS, INC.

Attest:	/s/ Peter Davidson	By:	/s/ John S. Cooper
Name:	Peter Davidson	Name:	John S. Cooper
Title:	Assistant Secretary	Title:	President

C.M. LIFE INSURANCE COMPANY

Attest:	/s/ Janice Jaile	By:	/s/ Richard J. Byrne
Name:	Janice Jaile	Name:	Richard J. Byrne
Title:	Admin. Assistant	Title:	Vice President